EXHIBIT 23.2




                            Jimmy C.H. Cheung & Co.
                          Certified Public Accountants
                      (A member of Kreston International)










INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use in this Registration Statement on Form SB-2A of our report dated September 3, 2004 related to the financial statements of Beijing Tong Yuan Heng Feng Technology Co., Limited.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.





/s/ JIMMY C.H. CHEUNG & CO.


JIMMY C.H. CHEUNG & CO.
Certified Public Accountants

Hong Kong
February 28, 2005











              304 Dominion Centre, 43 Queen's Road East, Hong Kong

 Tel: (852) 25295500 Fax: (852) 28651067 Email: jchc@krestoninternational.com.hk
                      Website: http://www.jimmycheungco.com